As filed with the Securities and Exchange Commission on April 3, 2008

Registration No. 333-126087

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment is being filed pursuant to Rule 462(d) under the Securities Act and will be effective upon filing.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

                Large accelerated filer ☐                                                          Accelerated filer ☐

                Non-accelerated filer ☒                                                            Smaller Reporting Company ☐

(Do not check if smaller reporting company)

Explanatory Note

This Post-Effective Amendment No. 11 to the Registration Statement on Form S-11 (No. 333-126087) is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description
23.2	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 3, 2008.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/S/ CHARLES J. SCHREIBER

Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ CHARLES J. SCHREIBER	Chairman of Board, Chief Executive Officer and Director	April 3, 2008
Charles J. Schreiber, Jr.

/S/ STACIE K. YAMANE	Chief Financial Officer and Controller	April 3, 2008
Stacie K. Yamane

*	Executive Vice President, Treasurer, Secretary and Director	April 3, 2008
Peter McMillan III

*	Director	April 3, 2008
Hank Adler

*	Director	April 3, 2008
Barbara R. Cambon

*	Director	April 3, 2008
Stuart A. Gabriel, Ph.D.

/S/ CHARLES J. SCHREIBER		April 3, 2008
Charles J. Schreiber, Jr. Attorney-In-Fact